Exhibit 10.4

$130,000.00	May 1, 2010

HELIX WIND, CORP.
Convertible Secured Promissory Note

FOR VALUE RECEIVED, Helix Wind, Corp., a Nevada corporation (the “Borrower”), hereby promises to pay to St. George Investments, LLC, an Illinois limited liability company, its successor or assigns (the “Lender,” and together with the Borrower, the “Parties”), the principal sum of $130,000.00 (the “Principal Amount”) together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Convertible Secured Promissory Note (this “Note”). This Note is issued pursuant to that certain Note and Warrant Purchase Agreement dated as of March 30, 2010, entered into by and between the Borrower and the Lender (the “Purchase Agreement”).

1.           Principal and Interest Payments. Interest on the unpaid principal balance of this Note shall not accrue unless a Liquidity Default or an Event of Default (each as defined hereafter) occurs.  As set forth in hereafter, upon the occurrence of a Liquidity Default or an Event of Default, the Outstanding Balance (as defined below) of this Note shall accrue simple interest at the rate of 15.00% per annum from and after the date of the occurrence of the Liquidity Default or Event of Default, whether before or after judgment, until paid in full. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law.  If not sooner converted as provided below, the entire unpaid principal balance and all accrued and unpaid interest, if any, shall be due and payable upon the earlier of (a) the date that is six months from the date of this Note, or (b) the date on which the Borrower has raised in excess of an aggregate of $1,000,000 from investors or lenders other than the Lender subsequent to the date of the Purchase Agreement (the “Maturity Date”). All payments owing hereunder shall be made in lawful money of the United States of America delivered to the Lender at the address furnished to the Borrower for that purpose. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. For purposes hereof, the term “Outstanding Balance” means the sum of the outstanding principal balance of this Note and any accrued but unpaid interest, collection and enforcement costs, and any other fees incurred under this Note.

2.           Prepayment by the Borrower. The Borrower may, in its sole and absolute discretion, pay all or any portion of the Outstanding Balance at any time prior to the Maturity Date without penalty or premium.  Notwithstanding anything to the contrary herein, so long as no Liquidity Default or Event of Default (as defined hereafter) has occurred, the Borrower may fully repay this Note (the “Prepayment Right”) at any time prior to the Maturity Date at a price equal to $100,000.00 plus a multiple of (a) $100,000.00 times (b) three-tenths (0.3) times (c) a fraction, the numerator of which is the number of days elapsed since the date of this Note and the denominator of which is one hundred eighty (180).  For avoidance of doubt, (x) interest hereunder, if applicable, shall at all times be computed based on the greater of the Principal Amount or the Outstanding Balance, and (y) if a Liquidity Default or Event of Default has occurred, the Borrower shall not have the Prepayment Right.

3.           Original Issue Discount.  The Borrower acknowledges that the Principal Amount of this Note exceeds the Additional Net Purchase Price (as defined in the Note Agreement) for this Note and that such excess is an original issue discount and shall be fully earned and charged to the Borrower upon the execution of this Note, and shall be paid to the Lender as part of the outstanding principal balance as set forth in this Note.

4.           Conversion.

(a)           Optional Conversion. At any time or from time to time after the date of this Note and prior to payment in full of the Outstanding Balance, the Lender shall have the right, at the Lender’s option, to convert the Outstanding Balance, in whole or in part (the “Conversion Amount”), into common stock (the “Common Stock”) of the Borrower.  The number of shares of Common Stock to be issued upon such conversion shall be determined by dividing (i) the Conversion Amount by (ii) the lower of (1) 100% of the volume-weighted average price of the Common Stock (the “VWAP”) for the three (3) trading days with the lowest VWAP during the twenty (20) trading days immediately preceding the date set forth on the Notice of Conversion (defined below), or (2) 50% of the lower of (A) the average VWAP over the five (5) trading days immediately preceding the date set forth in the Notice of Conversion or (B) the VWAP on the day immediately preceding the date set forth in the Notice of Conversion (the lower of the foregoing (1) and (2), the “Conversion Price”).  The trading data used to compute the VWAP shall be as reported by Bloomberg, LP (“Bloomberg”), or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the Lender.

(b)           Conversion Mechanics. In order to convert this Note into Common Stock, the Lender shall give written notice to the Borrower at its principal corporate office or the notice address provided in the Purchase Agreement (which notice, notwithstanding anything herein to the contrary, may be given via facsimile, email, or other means in the discretion of the Lender) pursuant to the form attached hereto as Exhibit A (the “Notice of Conversion”) of the election to convert the same pursuant to this Section.  Such Notice of Conversion shall state the Conversion Amount, the number of shares of Common Stock to which Lender is entitled pursuant to the Notice of Conversion (the “Conversion Shares”), and the account in which the shares of Common Stock are to be deposited (the “Lender Account”).  The Borrower shall immediately, but in no event later than three (3) days after receipt of a Notice of Conversion (the “Delivery Date”), deliver the Conversion Shares to the Lender Account.  Notwithstanding anything herein to the contrary, all such deliveries of Conversion Shares shall be electronic, via DWAC or DTC.  In the event the Borrower fails to deliver the Conversion Shares on or before the Delivery Date, in addition to all other remedies available to the Lender hereunder and at law or in equity, a penalty equal to 1.5% of the Conversion Amount shall be added to the balance of this Note per day until such Conversion Shares are delivered.  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the Notice of Conversion, and the person or entity entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)           No Fractional Shares. Conversion calculations pursuant to Section 4(a) shall be rounded up to the nearest whole share, and no fractional shares shall be issuable by the Borrower upon conversion of this Note. All shares issuable upon a conversion of this Note (including fractions thereof) shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share.

(d)           No Impairment.  The Borrower will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Lender against impairment.

5.           Certain Adjustments. The number and class or series of shares into which this Note may be converted under Section 4 shall be subject to adjustment in accordance with the following provisions:

(a)           Computation of Adjusted Conversion Price.  Except as hereinafter provided, in case the Borrower shall at any time after the date hereof issue or sell any (i) shares of Common Stock or preferred shares convertible into Common Stock, or (ii) debt, warrants, options or other instruments or securities which are convertible into or exercisable for shares of Common Stock (together herein referred to as “Equity Securities”), in each case for consideration (or with a conversion price) per common share less than the Conversion Price in effect immediately prior to the issuance or sale of such securities or instruments, or without consideration, other than Excepted Issuances (as defined below) then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the price (or conversion price) of any such securities or instruments.

“Excepted Issuances” shall mean, collectively, (i) the Borrower’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and in which holders of such securities or debt are not at any time granted registration rights, and (ii) the Borrower’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans which are constituted on the date of this Note.

For purposes of any computation to be made in accordance with this Section 5, the following provisions shall be applicable:

(i)           In case of the issuance or sale of any shares of Equity Securities for consideration part or all of which shall be cash, the amount of the cash consideration shall be deemed to be the amount of cash received by the Borrower for such shares (or, if shares of stock are offered by the Borrower for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other persons or entities performing similar services), or any expenses incurred in connection therewith and less any amounts payable to security holders or any affiliate thereof, including, without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

(ii)           In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Borrower) of shares of Equity Securities for a consideration part or all of which shall be other than cash, the amount of the consideration therefore other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Borrower.

(iii)           Shares of Equity Securities issuable by way of dividend or other distribution on any capital stock of the Borrower shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

(iv)           The reclassification of securities of the Borrower other than shares of Equity Securities into securities including shares of Equity Securities shall be deemed to involve the issuance of such shares of Equity Securities for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of stock shall be determined as provided in this Section 5.

(v)           The number of shares of Equity Securities at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of then outstanding options, rights, warrants, and convertible and exchangeable securities.

(b)            Adjustment for Reorganization or Recapitalization. If, while this Note remains outstanding and has not been converted, there shall be a reorganization or recapitalization of the Borrower (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), all necessary or appropriate lawful provisions shall be made so that the Lender shall thereafter be entitled to receive upon conversion of this Note, the greatest number of shares of stock or other securities or property that a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization or recapitalization if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 5. If the per share consideration payable to the Lender for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Borrower’s Board of Directors. The foregoing provisions of this subsection shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the conversion price and number of shares into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization or recapitalization upon conversion of this Note.

(c)            Adjustments for Split Subdivision or Combination of Shares.  If the Borrower at any time while this Note remains outstanding and unconverted, shall split or subdivide any class of securities into which this Note may be converted into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the conversion price for such class of securities shall be proportionately decreased. If the Borrower at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine any class of securities into which this Note may be converted, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the conversion price for such class of securities shall be proportionately increased.

(d)            Adjustments for Dividends in Stock or Other Securities or Property.  If, while this Note remains outstanding and unconverted, the holders of any class of securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Borrower by way of dividend, then and in each case, this Note shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Borrower that such holder would hold on the date of such conversion had it been the holder of record of the class of security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

(e)            No Change Necessary.  The form of this Note need not be changed because of any adjustment in the number of shares of Common Stock issuable upon its conversion.

6.           Further Adjustments. In case at any time or, from time to time, the Borrower shall take any action that affects the class of securities into which this Note may be converted under Section 4, other than an action described herein, then, unless such action will not have a material adverse effect upon the rights of the Lender, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable under the circumstances.

7.           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 5 or Section 6, the Borrower at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Lender, furnish or cause to be furnished to the Lender a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 4.

8.           Change of Control.  In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Borrower, or (ii) a sale of all or substantially all of the assets of the Borrower to another person or entity, this Note shall be automatically due and payable. The Borrower will give the Lender not less than ten (10) business days prior written notice of the occurrence of any events referred to in this Section 8.

9.           Representations and Warranties of the Borrower.  In addition to the representations and warranties set forth in the Purchase Agreement, which are incorporated herein, the Borrower hereby represents and warrants to the Lender that:

(a)           The Borrower understands and acknowledges that the number of Conversion Shares issuable upon conversion of this Note will increase in certain circumstances. The Borrower further acknowledges that its obligation to issue Conversion Shares upon conversion of this Note in accordance with its terms is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Borrower;

(b)           The Borrower’s Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(c)           The Borrower is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports); and

(d)           The issuance of this Note is duly authorized. Upon conversion in accordance with the terms of this Note, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. The Borrower has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock for issuance upon conversion of this Note as required by the terms of this Note.

10.           Affirmative and Negative Covenants. In addition to the covenants set forth in the Purchase Agreement, the Borrower covenants and agrees, while any amounts under this Note are outstanding, as follows:

(a)           The Borrower shall do all things necessary to preserve and keep in full force and effect its corporate existence, including, without limitation, all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and  continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

(b)           The Borrower shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower has maintained adequate reserves with respect thereto in accordance with GAAP;

(c)           The Borrower shall comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, “Requirements”) of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Borrower or any of its properties, except where the failure to so comply would not have a material adverse effect on the Borrower or any of its properties; provided, however, that nothing provided herein shall prevent the Borrower from contesting the validity or the application of any Requirements;

(d)           The Borrower shall keep proper records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP;

(e)           From the date hereof until all the Conversion Shares either have been sold by the Lender, or may permanently be sold by the Lender without any restrictions pursuant to Rule 144 (the “Registration Period”), the Borrower shall file with the Securities and Exchange Commission (the “SEC”) in a timely manner all required reports under section 13 or 15(d) of the Exchange Act, as amended, and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

(f)           The Borrower shall furnish to the Lender so long as the Lender owns Common Stock, promptly upon written request, (i) a written statement by the Borrower that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Borrower and such other reports and documents so filed by the Borrower, and (iii) such other information as may be reasonably requested to permit the Lender to sell such securities pursuant to Rule 144 without registration;

(g)           During the Registration Period, the Borrower shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination;

(h)           On the date hereof, the Borrower shall reserve for issuance to the Lender not less than 850,000 shares for issuance upon conversions of the Note (the “Share Reserve”). The Borrower represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note. If at any time the Share Reserve is insufficient to effect the full conversion of the Note, the Borrower shall increase the Share Reserve accordingly. If the Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Borrower shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of their shares in favor of increasing the number of authorized shares of Common Stock;

(i)           The Borrower’s Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (each, a “Primary Market”). The Borrower shall promptly secure the listing of all shares of Common Stock representing any or all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance), and shall maintain such listing of all such securities from time to time issuable under the terms of the Transaction Documents (as such term is defined in the Purchase Agreement);

(j)           The Borrower shall notify the Lender in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Borrower involving a claim in excess of $100,000;

(k)           The Borrower shall use the proceeds from this Note for general working capital; and

(l)           The Borrower will not issue any instructions to Island Stock Transfer or any other transfer agent of the Company contrary to the instructions set forth in the Irrevocable Instructions to Transfer Agent dated as of the date of the Purchase Agreement given by the Borrower and Kenneth O. Morgan to Island Stock Transfer.

11.           Liquidity Defaults.  Upon each occurrence of any of the following events (each, a “Liquidity Default”), the Outstanding Balance shall be immediately and automatically increased to 125% of the Outstanding Balance in effect immediately prior to the occurrence of such Liquidity Default (the “Liquidity Balance Adjustment”), and upon the first occurrence of a Liquidity Default, (i) the Outstanding Balance, as adjusted above, shall accrue interest at the rate of 15% per annum until this Note is repaid in full, and (ii) the Lender shall have the right, at any time thereafter until this Note is repaid in full, to (a) accelerate the Outstanding Balance, and (b) exercise default remedies under and according to the terms of the Pledge (as defined hereafter); provided, however, that notwithstanding anything to the contrary herein, in no event shall the Balance Adjustments (as defined hereafter) be applied more than three (3) times:

(a)           Decline in Volume. A decline in the five-day average daily dollar volume of the Common Stock in its Primary Market to less than $100,000.00 of volume per day.

(b)           Decline in VWAP.  A decline in the average VWAP for the Common Stock during any consecutive five (5) day trading period to a per share price of less than eleven cents ($0.11).

For avoidance of doubt, so long as no Event of Default shall have occurred, the Lender shall remain obligated to purchase the Additional Notes and Additional Warrants according to the terms and subject to the conditions of the Purchase Agreement:

12.           Default. If any of the events specified below shall occur (each, an “Event of Default”), (i) the Lender may declare the unpaid principal balance together with all accrued and unpaid interest thereon immediately due and payable, by notice in writing to the Borrower, (ii) the Lender may exercise default remedies under and according to the terms of the Pledge, (iii) the Outstanding Balance shall be immediately and automatically increased to 125% of the Outstanding Balance in effect immediately prior to the occurrence of such Event of Default (the “Default Balance Adjustment” and, together with the Liquidity Balance Adjustment, the “Balance Adjustments”), and (iv) the Outstanding Balance, as adjusted above, shall accrue interest at the rate of 15% per annum until this Note is repaid in full; provided, however, that notwithstanding anything to the contrary herein, in no event shall  the Balance Adjustments be applied more than three (3) times:

(a)           Failure to Pay. The Borrower’s failure to make any payment when due and payable under the terms of this Note including, without limitation, any payment of costs, fees, interest, principal or other amount due hereunder.

(b)           Failure to Deliver Shares.  The Borrower’s failure to deliver the Conversion Shares as provided under Section 4(b) of this Note.

(c)           Breaches of Covenants. The Borrower or its subsidiaries, if any, shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (as defined in the Purchase Agreement).

(d)           Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to the Lender in writing included in this Note or in connection with any of the Transaction Documents, or as an inducement to the Lender to enter into this Note or any of the Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or becomes false thereafter.

(e)           Failure to Pay Debts; Voluntary Bankruptcy. If any of the Borrower’s assets are assigned to its creditors, if the Borrower fails to pay its debts generally as they become due, or if the Borrower files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (collectively, “Laws and Rules”), or any other Law and Rule for the relief of, or related to, debtors.

(f)           Insufficient Authorized Shares. The Borrower’s failure to maintain sufficient authorized but unissued common shares to honor the conversion of this Note.

(g)           Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar Law or Rule against the Borrower, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of the Borrower or any guarantor.

(h)           Governmental Action. If any governmental or regulatory authority takes or institutes any action that will materially affect the Borrower’s financial condition, operations or ability to pay or perform the Borrower’s obligations under this Note.

13.           Ownership Limitation. Notwithstanding the provisions of this Note, in no event shall the this Note be convertible to the extent that the issuance of Common Stock upon the conversion thereof, after taking into account the Common Stock then owned by the Lender and its affiliates, would result in the beneficial ownership by the Lender and its affiliates of more than 9.99% of the outstanding Common Stock of the Borrower (the “9.99% Cap”); provided that such restriction shall apply only for so long as the 9.99% Cap would be exceeded by a conversion hereunder.  For purposes of this Section, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

14.           No Rights or Liabilities as Shareholder. This Note does not by itself entitle the Lender to any voting rights or other rights as a shareholder of the Borrower. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Lender, shall cause the Lender to be a shareholder of the Borrower for any purpose.

15.           Collateral.  This Note is secured by that certain Stock Pledge Agreement dated as of the date of the Purchase Agreement executed by Kenneth O. Morgan, a shareholder of the Borrower, in favor of the Lender encumbering 4,800,000 shares of Common Stock pledged by Mr. Morgan thereunder, all as more specifically set forth therein (the “Pledge”).

16.           Binding Effect. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that the Borrower shall not assign its rights hereunder in whole or in part without the express written consent of the Lender.

17.           Governing Law; Venue. The terms of this Note shall be construed in accordance with the laws of the State of Illinois as applied to contracts entered into by Illinois residents within the State of Illinois which contracts are to be performed entirely within the State of Illinois.  With respect to any disputes arising out of or related to this Note, the Parties consent to the exclusive jurisdiction of, and venue in, the state courts in Illinois (or in the event of federal jurisdiction, the United States District Court for the Northern District of Illinois).

18.           Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

19.            Attorneys’ Fees. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Lender shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

20.            Amendments and Waivers; Remedies. No failure or delay on the part of a Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Lender and (ii) only in the specific instance and for the specific purpose for which made or given.

21.           Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth in the Purchase Agreement. Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth in the Purchase Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in any manner herein set forth.

22.            Entire Agreement. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of the Borrower and Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

Exhibit
Exhibit A – Notice of Conversion

HELIX WIND, CORP.

By:	/s/ Scott Weinbrandt
Name: Scott Weinbrandt
Title: Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

ST. GEORGE INVESTMENTS, LLC

By:	/s/ John M. Fife
Name: John M. Fife
Title: Manager

[Signature page to Convertible Promissory Note]